UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry Into a Material Definitive Agreement.

Merger Agreement

On October 1, 2018, Willdan Group, Inc. (the “Company,” “we,” or “our”), through two of our wholly-owned subsidiaries, Willdan Energy Solutions, a California corporation (“WES”), and Luna Fruit, Inc., a Delaware corporation and wholly-owned subsidiary of WES (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Lime Energy Co. (“Lime Energy”) and Luna Stockholder Representative, LLC, as representative of the participating securityholders of Lime Energy, to acquire, subject to certain conditions, all of the outstanding shares of capital stock of Lime Energy through a merger of Merger Sub into Lime Energy, with Lime Energy to remain as the surviving corporation and our wholly-owned indirect subsidiary. The aggregate purchase price of the acquisition of Lime Energy is $120.0 million, subject to customary holdbacks and adjustments, including a portion of the purchase price to be deposited into escrow accounts to secure potential post-closing obligations of the participating securityholders.

We currently expect to close the acquisition of Lime Energy during the fourth quarter of 2018. Lime Energy’s stockholders holding more than 75% of the combined voting power of the outstanding shares of capital stock of Lime Energy have adopted the Merger Agreement by written consent. The closing is subject to the satisfaction or waiver of certain customary conditions, including obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act. There is no assurance that we will complete the acquisition of Lime Energy on the terms provided for in the Merger Agreement, or at all.

The Merger Agreement contains customary representations and warranties regarding Lime Energy and its subsidiaries. The Merger Agreement also contains customary covenants, including covenants regarding the conduct of Lime Energy’s business between signing and closing of the acquisition, indemnification provisions and other provisions customary for acquisitions of this nature.

Lime Energy may terminate the Merger Agreement if we fail to close the acquisition within two business days after the date the closing is required to take place and such failure arises from our failure to receive the proceeds from the New Credit Facilities described below or our refusal to accept a new financing commitment that provides for at least the same amount of financing as the New Credit Facilities and on terms that are not materially less favorable to us than the New Credit Facilities, provided that the closing conditions under the Merger Agreement are otherwise satisfied or waived. If Lime Energy terminates the Merger Agreement as a result of the preceding sentence, and the closing conditions under the Merger Agreement are otherwise satisfied or waived, we must pay Lime Energy a reverse termination fee of $3.6 million.

Either Lime Energy or we may terminate the Merger Agreement, among other reasons, if the acquisition is not completed by December 31, 2018 or if the other party is in breach of any representation, warranty or covenant in the Merger Agreement, which cannot be or has not been cured within thirty days after the giving of written notice.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibits to the Securities and Exchange Commission upon request.

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, us. Our stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Lime Energy or us or any of their or our subsidiaries or affiliates.

New Credit Facilities

On October 1, 2018, in connection with signing the Merger Agreement, the Company entered into a credit agreement (the “Credit Agreement”) with a syndicate of financial institutions as lenders and BMO Harris Bank, N.A. (“BMO”), as administrative agent.

The Credit Agreement provides for up to a $90.0 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) and a $30.0 million revolving credit facility (collectively, the “New Credit Facilities”), each maturing on October 1, 2023. The amount available for borrowing under the Delayed Draw Term Loan Facility will be reduced by the net proceeds from any equity offering completed by the Company prior to any borrowings under such facility but, in no event, will the amount available for borrowing be less than $70.0 million. The size of the new revolving credit facility will not change based on completing equity offerings or the completion of the proposed acquisition of Lime Energy The Company may borrow under the Delayed Draw Term Loan Facility until December 31, 2018; provided that the Company must satisfy certain conditions, including, but not limited to, that:

•                  no default has occurred under the Credit Agreement and is continuing or would occur as a result of the acquisition of Lime Energy and borrowings under the Credit Agreement;

•                  the acquisition of Lime Energy has been approved by the board of directors and the requisite percentage of stockholders of Lime Energy (both of which have already occurred), and all necessary legal and regulatory approvals with respect to the acquisition have been obtained;

•                  there is no injunction, temporary restraining order, or other legal action in effect that would prohibit the closing of the acquisition of Lime Energy or the closing and funding under the Credit Agreement;

•                  the acquisition of Lime Energy has been completed pursuant to the Merger Agreement without giving effect to any amendment, modification or waiver to the Merger Agreement that would materially and adversely affect the Company’s financial condition or the Company’s ability to perform its obligations under the Credit Agreement;

•                  Lime Energy and its subsidiaries (other than inactive subsidiaries) have been or concurrently with the making of the Delayed Draw Term Loan Facility will be added as subsidiary guarantors to the Credit Agreement;

•                  after giving effect to the acquisition of Lime Energy and borrowings under the Credit Agreement, the Company, on a consolidated basis, is solvent, able to pay debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage;

•                  since December 31, 2017, there has been no change in the condition (financial or otherwise) or business prospects of Lime Energy and its subsidiaries except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a material adverse effect; and

•                  the Company has certified that its adjusted EBITDA (as defined in the Credit Agreement) for the most recently ended twelve months is at least $32.8 million and that its consolidated total leverage ratio on the closing date of the acquisition of Lime Energy does not exceed 4.00 to 1.00 calculated based on such adjusted EBITDA, provided that calculations are made on a pro forma basis after giving effect to the acquisition of Lime Energy and borrowings under the Credit Agreement in connection therewith.

If the Company is unable to satisfy the conditions precedent to borrow under the Delayed Draw Term Loan Facility and does not secure alternative financing sources, the Company would not be able to complete the acquisition of Lime Energy.

Subject to satisfying certain conditions, the Company has the right to add an incremental term loan facility or increase the aggregate commitment under the revolving credit facility by an aggregate amount of up to $30.0 million. The Credit Agreement replaces the Company’s existing credit agreement with BMO, which, in various forms, had been in place since 2014.

The New Credit Facilities bear interest at a rate equal to either, at the Company’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings and 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin is based upon the consolidated total leverage ratio of the Company. The Company will also pay a commitment fee for the unused portion of the revolving credit facility, which ranges from 0.20% to 0.40% per annum depending on the Company’s consolidated total leverage ratio, and fees on the face amount of any letters of credit outstanding under the revolving credit facility, which range from 0.94% to 4.00% per annum, in each case, depending on whether such letter of credit is a performance or financial letter of credit and our consolidated total leverage ratio. The Company will pay a ticking fee on the outstanding amount of commitments for the Delayed Draw Term Loan Facility of 0.40% per year from the date of the Credit Agreement until the Delayed Draw Term Loan Facility is drawn or the commitments thereunder are terminated. The Delayed Draw Term Loan Facility will amortize quarterly in an amount equal to 10% annually, with a final payment of all then remaining principal due on the maturity date on October 1, 2023.

Willdan Group, Inc. is the borrower under the Credit Agreement and its obligations under the Credit Agreement are guaranteed by its present and future domestic subsidiaries (other than inactive subsidiaries), including, if we complete the merger, Lime Energy and its subsidiaries (other than inactive subsidiaries). In addition, subject to certain exceptions, all such obligations are secured by substantially all of the assets of Willdan Group, Inc. and the subsidiary guarantors, including, if the Company completes the merger, Lime Energy and its subsidiaries (other than inactive subsidiaries).

The Credit Agreement requires compliance with financial covenants, including a maximum total leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also contains customary restrictive covenants, including (i) restrictions on the incurrence of additional indebtedness and additional liens on property, (ii) restrictions on permitted acquisitions and other investments and (iii) limitations on asset sales, mergers and acquisitions. Further, the Credit Agreement limits the Company’s payment of future dividends and distributions and share repurchases by the Company. Subject to certain exceptions, the New Credit Facilities are also subject to mandatory prepayment from (a) any issuances of debt or equity securities, (b) any sale or disposition of assets, (c) insurance and condemnation proceeds (d) representation and warranty insurance proceeds related to the Merger Agreement and (e) excess cash flow. The Credit Agreement includes customary events of default.

The Company intends to use the proceeds from the New Credit Facilities, among other things, to fund a portion of the purchase price of the acquisition of Lime Energy and related transaction expenses and for general corporate purposes, which may include the repayment of debt.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and in incorporated herein by reference.

Item 1.02.                                               Termination of a Material Definitive Agreement.

On September 28, 2018, using cash on hand, the Company repaid in full all of its outstanding obligations under its Amended and Restated Credit Agreement, dated as of January 20, 2017, among the Company, the Guarantors (as defined therein) and BMO, as lender (the “Existing Credit Facility”). On October 1, 2018, in connection with the closing of the New Credit Facilities (as described above under the heading “—New Credit Facilities” under Item 1.01 of this Current Report on Form 8-K), the Company terminated (i) the Existing Credit Facility and (ii) the related Security Agreement, dated as of March 24, 2014, between the Company, the other debtors party thereto and BMO, as amended by the Master Reaffirmation of and Amendment to Collateral Documents, dated as of January 20, 2017, by and among the Company and the other debtors party thereto and BMO.

The Existing Credit Facility was set to mature on January 20, 2020 and consisted of a $35.0 million revolving line of credit, which included a $10.0 million standby letter of credit sub-facility. BMO and its respective affiliates have in the past provided, and will in the future provide, lending, commercial banking, cash management services and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services. No early termination penalties were incurred by the Company in connection with the termination of the Existing Credit Facility.

The foregoing description of the Existing Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Existing Credit Facility, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 24, 2017, and is incorporated herein by reference.

Item 2.03.                                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under the heading “— New Credit Facilities” under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.03.                                        Material Modification to Rights of Security Holders.

As noted above under the heading “— New Credit Facilities” under Item 1.01 of this Current Report on Form 8-K, the Credit Agreement limits the Company’s payment of future dividends and distributions and share repurchases by the Company.

Item 7.01.                                        Regulation FD Disclosure.

On October 3, 2018, the Company issued a press release announcing the entry into the Merger Agreement to acquire all of the outstanding shares of capital stock of Lime Energy. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the attached Exhibit 99.1 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Item 7.01 of Form 8-K.

Item 8.01.                                        Other Events.

About Lime Energy

Lime Energy designs and implements energy efficiency programs for its utility clients targeted to commercial customers of Lime Energy’s utility clients. Lime Energy’s programs help these businesses use less energy through the upgrade of existing equipment with new, more energy efficient equipment. This service allows the utility clients to delay investments in transmission and distribution upgrades and new power plants while cost-effectively complying with increasing environmental regulations. The same programs provide benefits to the utility clients’ customers in the form of lower energy bills, improved equipment reliability, reduced maintenance costs and a better overall operating environment.

Lime Energy has delivered energy efficiency programs for 10 of the 25 largest electric utilities and five of the 10 largest municipal utilities in the U.S. It focuses on deploying direct install energy efficiency solutions for commercial businesses to improve energy efficiency, reduce energy-related expenditures and lessen the impact of energy use on the environment. These programs include energy efficient lighting upgrades, mechanical upgrades, water conservation measures, building controls, refrigeration, pool pumps, building shell improvements and appliance recycling. Lime Energy’s business energy solutions provide a cost-effective avenue for its utility clients to offer products and services to a hard-to-reach customer base, while satisfying aggressive state-mandated energy reduction goals.

Lime Energy’s business energy solutions are turnkey solutions under which it contracts with its utility clients to design and market their energy efficiency programs within a defined territory, perform the technical audits, sell the solution to the end-use customer and oversee the implementation of the energy efficiency measures. Lime Energy typically delivers these programs for its utility clients on a performance basis, where Lime Energy is only paid for delivered energy efficiency resources.

For the fiscal year ended December 31, 2017, Lime Energy had revenues of $124.6 million, gross profit of $42.9 million and pre-tax income of $4.7 million. For the six months ended June 30, 2018, Lime Energy had revenues of $73.3 million, gross profit of $23.6 million and pre-tax income of $1.1 million. We expect revenues for Lime Energy for the fiscal year ended December 31, 2018 to be approximately $145.0 million. For the fiscal year ended December 31, 2017, revenue generated from Lime Energy’s utility programs associated with Los Angeles Department of Water and Power and Duke Energy Corp. represented 67% of Lime Energy’s consolidated revenue. The amounts due from these two utilities represented 43% of outstanding accounts receivable of Lime Energy as of December 31, 2017. For the six months ended June 30, 2018, these utility programs represented 69% of Lime Energy’s consolidated revenue. Additionally, Lime Energy’s top ten contracts accounted for 96% of its consolidated revenue in fiscal year 2017. The consolidated financial statements for Lime Energy as of and for each of the fiscal years in the three-year period ended December 31, 2017 and as of and for the six months ended June 30, 2018 and 2017 have been included in this Current Report on Form 8-K and are incorporated by reference herein.

The proposed acquisition of Lime Energy is a continuation of our growth strategy for our Energy segment. We commenced providing energy services with the creation of our subsidiary, WES, and its acquisition of Intergy Corporation in fiscal year 2008. Since then, we have grown our Energy segment through organic growth and through the acquisitions by WES of all of the capital stock or substantially all of the assets of Abacus Resource Management Company and 360 Energy Engineers, LLC in January 2015, Genesys Engineering, P.C. in March 2016, Integral Analytics, Inc. in July 2017 and Newcomb Anderson McCormick, Inc. in April 2018.

Through WES and its subsidiaries, we provide specialized, innovative, comprehensive energy solutions to businesses, utilities, state agencies, municipalities, and non-profit organizations in the U.S. Our experienced engineers, consultants and staff help our clients realize cost and energy savings by tailoring efficient and cost-effective solutions to assist them in optimizing their energy spend. Our energy services include comprehensive surveys, program design, master planning, benchmarking analyses, design engineering, construction management, performance contracting, installation, alternative financing, and measurement and verification services.

We believe the acquisition of Lime Energy will further expand our presence in the energy services market and enhance our product offerings. The acquisition of Lime Energy will provide us the opportunity to diversify our geographical presence, including in the southeastern and mid-Atlantic regions of the United States where we currently have limited operations. The transaction will also expand our utility customer base, as Lime Energy delivers energy efficiency programs to some of the largest electric utilities that are not currently our clients. In addition, we believe that the acquisition of Lime Energy will better position us to take advantage of the anticipated upcoming expansions in energy efficiency budgets and contracts in California and the Northeastern United States. Specifically, based on 2018 budget information provided in decisions by the California Public Utilities Commission, we believe that the California market for energy efficiency will be approximately $900 million for 2018. Of this, based on the same sources, we believe that approximately $180 million in contracts are currently outsourced to approximately 100 contractors. Assuming the annual California market for energy efficiency remains constant through 2020, we believe that the amount of such work outsourced will increase to approximately $540 million by 2020 and we expect the number of contractors engaged for this work to decrease during this period. With the addition of Lime Energy and its relationships, we believe that we will be better positioned to pursue such opportunities.

Historical Financial Statements of Lime Energy and Pro Forma Financial Information Related to the Pending Acquisition of Lime Energy

This Current Report on Form 8-K provides:

•                  the unaudited consolidated financial statements of Lime Energy as of and for the six months ended June 30, 2018 and June 30, 2017, attached as Exhibit 99.2;

•                  the audited consolidated financial statements of Lime Energy as of and for each year ended December 31, 2017 and 2016, attached as Exhibit 99.3;

•                  the audited consolidated financial statements of Lime Energy as of and for the year ended December 31, 2015, attached as Exhibit 99.4; and

•                  the pro forma financial information giving effect to the acquisition of Lime Energy and the entering into of the New Credit Facilities as of and for the six months ended June 29, 2018, and as of and for the year ended December 29, 2017, attached as Exhibit 99.5.

Revision of Prior Period Financial Information and Related Disclosures of Company

The Company is revising its prior period financial information and related disclosures contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2017 (“2017 Form 10-K”) for changes in its segment reporting.

During the three months ended March 30, 2018, the Company revised its segment reporting to conform to changes in its internal management reporting. As a result, in its Quarterly Reports on Form 10-Q for the first and second quarters of fiscal year 2018 (the “Recent Quarterly Reports”), the Company revised its segment reporting to reflect its two current segments: (i) Energy and (ii) Engineering and Consulting.  The Company’s chief operating decision maker, which continues to be the chief executive officer of the Company, receives and reviews financial information in this format.

The Company is filing this Current Report on Form 8-K to, among other things, provide revised segment reporting financial information with respect to the historical financial information included in 2017 Form 10-K in order to make such historical financial information consistent with the segment presentation set forth in the Company’s Recent Quarterly Reports and consistent with how the Company expects to present segment information in its future filings. Accordingly, the Company is presenting this revised segment classification of the 2017 Form 10-K as follows:

•                  Revised Part I, Item 1. Business, attached as Exhibit 99.6:

•                  Revised Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, attached as Exhibit 99.7; and

•                  Revised Part II, Item 8. Financial Statements and Supplementary Data, attached as Exhibit 99.8.

Exhibits 99.6, 99.7 and 99.8 in this Current Report on Form 8-K do not reflect events occurring after the March 9, 2018 filing date of the 2017 Form 10-K and do not modify or update the disclosures therein except to revise for the new segment classification.

Additional Risk Factors Related to the Pending Acquisition of Lime Energy

The Company has provided additional risk factors related to its pending acquisition of Lime Energy, which are attached to this Current Report on Form 8-K as Exhibit 99.9.

Note Regarding Forward-Looking Statements

Statements and other information included in this Current Report on Form 8-K that are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Company’s management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision, including the estimates and assumptions used by the Company in preparing the pro forma financial information included in this Current Report on Form 8-K, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates or assumptions used. Such forward-looking statements include, without limitation, the Company’s ability to complete its pending acquisition of Lime Energy and, if completed, to obtain the anticipated benefits therefrom, the timing of the closing of the acquisition of Lime Energy, the anticipated borrowings under the New Credit Facilities to fund the acquisition, including the Company’s ability to borrow under the Delayed Draw Term Loan Facility, and the Company’s current expectations with respect to preliminary estimated adjustments to record the assets and liabilities of the Company at their respective estimates of fair values under acquisition accounting, and are based on current available information.

Actual results may differ materially from the forward-looking statements for a number of reasons, including the satisfaction of the closing conditions set forth in the Merger Agreement and, if completed, to obtain the anticipated benefits therefrom, the Company’s ability to satisfy the conditions precedent to borrowing under the Delayed Draw Term Loan Facility under the Credit Agreement, additional information regarding the fair values of assets and liabilities becoming available, the performance of additional fair value analyses, and risk factors identified in the Company’s filings with the SEC, including without limitation in the 2017 Form 10-K. Factors other than those listed above also could cause the Company’s results to differ materially from expected results.

Item 9.01                                           Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(1) Unaudited financial statements of Lime Energy, as of and for the six months ended June 30, 2018 and 2017, are being filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(2) Audited financial statements of Lime Energy, as of and for the years ended December 31, 2017 and 2016, are being filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(3) Audited financial statements of Lime Energy, as of and for the year ended December 31, 2015, are being filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed combined balance sheet and statements of operations for the Company as of and for the six months ended June 29, 2018 and as of and for the year ended December 29, 2017, giving effect to the acquisition of Lime Energy and entry into the New Credit Facilities, and the notes thereto, are being filed as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)                                 Exhibits.

Exhibit No.	Document

2.1*

Merger Agreement, dated as of October 1, 2018, by and among Willdan Energy Solutions, Luna Fruit, Inc., Lime Energy Co. and Luna Stockholder Representative, LLC, as representative of the participating securityholders of Lime Energy Co.

10.1

Credit Agreement, dated as of October 1, 2018, by and among Willdan Group, Inc., as Borrower, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time party thereto, BMO Harris Bank N.A., as Arranger and Administrative Agent and MUFG Union Bank, N.A., as Arranger.

10.2	Security Agreement, dated as of October 1, 2018, by and among Willdan Group, Inc. the other Debtors (as defined therein) and BMO Harris Bank N.A.

23.1	Consent of KPMG LLP, independent accountants for the Company for the years ended December 29, 2017, December 30, 2016 and January 1, 2016.

23.2	Consent of CohnReznick LLP, independent accountants for Lime Energy for the years ended December 31, 2017 and 2016.

23.3	Consent of BDO USA, LLP, independent accountants for Lime Energy for the year ended December 31, 2015.

99.1	Press Release of the Company, dated October 3, 2018, regarding the acquisition of Lime Energy.

99.2	Unaudited financial statements of Lime Energy, as of and for the six months ended June 30, 2018 and 2017.

99.3	Audited financial statements of Lime Energy, as of and for the years ended December 31, 2017 and 2016.

99.4	Audited financial statements of Lime Energy, as of and for the year ended December 31, 2015.

99.5

Unaudited pro forma condensed combined balance sheet and statements of operations for the Company as of and for the six months ended June 29, 2018 and as of and for the year ended December 29, 2017, giving effect to the acquisition of Lime Energy and the New Credit Facilities, and the notes thereto.

99.6	Revised Part I, Item 1. Business, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the Securities and Exchange Commission on March 9, 2018.

99.7

Revised Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the Securities and Exchange Commission on March 9, 2018.

99.8

Revised Part II, Item 8. Financial Statements and Supplement, from the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2017, as filed with the Securities and Exchange Commission on March 9, 2018.

99.9	Additional Risk Factors Related to the Pending Acquisition of Lime Energy.

101

Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of December 29, 2017 and December 30, 2016; (ii) the Consolidated Statements of Operations for each of the fiscal years in the three-year period ended December 29, 2017; (iii) the Consolidated Statements of Stockholders’ Equity for each of the fiscal years in the three-year period ended December 29, 2017; (iv) the Consolidated Statement of Cash Flows for each of the fiscal years in the three-year period ended December 29, 2017; and (v) the Notes to the Consolidated Financial Statements.

*                                         All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: October 3, 2018	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer